UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2021

Immuneering Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-40675	26-1976972
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Main St.

Second Floor

Cambridge, MA 02142

(Address of principal executive offices) (Zip Code)

(617) 500-8080

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	IMRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 22, 2021 (the “Closing Date”), Immuneering Corporation, a Delaware corporation (“Immuneering”), entered into a Share Purchase Agreement (the “SPA”) with BioArkive, Inc., a California corporation (“BioArkive”), and each of the shareholders of BioArkive (each, a “Seller”) and, on the same day, consummated the transaction under the SPA. As a result of the transaction under the SPA, Immuneering acquired all of the equity of BioArkive, which accordingly then became a wholly owned subsidiary of Immuneering.

Pursuant to the SPA, Immuneering purchased on the Closing Date all outstanding shares of capital stock of BioArkive for an aggregate purchase price of $8.75 million. The purchase price was paid by Immuneering through the issuance to the Sellers of an aggregate of 379,635 shares of Immuneering’s Class A common stock (the “Common Stock”). The number of shares of Common Stock (the “Consideration Shares”) issued to the Sellers in exchange for the sale of their BioArkive shares to Immuneering was calculated using a value based on the average of the daily volume weighted average prices of the Common Stock on the Nasdaq Stock Exchange for the 30-trading day period ending on and including the trading day immediately prior to the Closing Date. The Consideration Shares were issued in a private placement transaction and are not registered for resale. 28 employees of BioArkive became employees of Immuneering as a result of the transaction. Prior to the transaction, Brett Hall, Chief Scientific Officer of Immuneering and the Founder and Chairman of the board of directors of BioArkive, held the majority of the outstanding shares of BioArkive capital stock. The SPA contains customary representations of BioArkive and the Sellers as well as indemnification obligations of the Sellers to Immuneering for the breach of such representations. In connection with the acquisition, Dr. Hall resigned from the Board of Directors of BioArkive.

BioArkive is a San Diego based contract research organization that has previously provided preclinical research services and biosample storage to Immuneering and other biotechnology companies. Following its acquisition, BioArkive will be fully integrated into Immuneering to exclusively support Immuneering's internal preclinical research activities for its oncology pipeline. BioArkive's current preclinical research activities for Immuneering include, but are not limited, to the following: establishing and processing 3D-tumor growth assays ("3D-TGA") that are aligned to the human tumor microenvironment and are used to evaluate pharmacologic responses to patient derived or lab propagated cell lines in a 3D-TGA; developing a PBMC assay for Immuneering for use to measure pharmacodynamic endpoints (pMEK/pERK) when IMM-1-104 enters human clinical trials; and other preclinical research activities such as cell lysis assays, cell metabolism assays, pharmacology assays, binding assays, reporter assays, imaging, phosphorylation assays, 2D cell culture, and screening assays. Fully integrating these research activities into Immuneering will allow Immuneering greater control over its preclinical research programs, including control of BioArkive's proprietary 3D-TGA, which Immuneering has used to accurately predict the in vivo tumor growth inhibition of IMM-1-104 in recently conducted animal studies.

In connection with the acquisition, Immuneering has assumed the obligations under BioArkive’s main lease agreement. The lease agreement, dated as of July 22, 2021, between BioArkive and Thornmint 13, LLC (the “Lease Agreement”) provides for approximately 38,613 square feet of office and laboratory space in San Diego, California, a monthly base rent of $55,990 and current monthly operating expenses of $11,726 and a term ending on April 30, 2032, with an option to extend the Lease Agreement for one additional ten year period. The monthly base rent will increase each year, until it reaches $75,246 in October 2031. In addition, the base rent may be increased upon certain circumstances, including where the lessee fails to comply with specified provisions of the Lease Agreement.

The foregoing descriptions of the SPA and the Lease Agreement do not purport to be complete and are qualified in their entirety by reference to the SPA and the Lease Agreement, copies of which are filed as Exhibit 2.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information regarding the Lease Agreement described in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On December 22, 2021, Immuneering also announced that its dual mitogen-activated protein kinase kinase, or MEK, product candidate, IMM-1-104, is currently undergoing Investigational New Drug (“IND”) enabling studies and Immuneering has initiated 28-day repeat-dose Good Laboratory Practices, or GLP, toxicity studies across two animal species models. Due to supply chain constraints and the impact of follow-on effects due to such constraints, Immuneering now plans to submit an IND for IMM-1-104 to the Food & Drug Administration (the “FDA”) in the third quarter of 2022 and to enroll the first patient in its first-in-human Phase 1 clinical trial of IMM-1-104 for the treatment of advanced solid tumors in patients harboring RAS mutant tumors in the fourth quarter of 2022, assuming Immuneering’s IND for IMM-1-104 is accepted.

Forward-Looking Statements

This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the timing to submit an IND for IMM-1-104 to the FDA and enroll the first patient in its first-in-human Phase 1 clinical trial of IMM-1-104, as well as the successful integration of BioArkive following its acquisition by Immuneering.

These forward-looking statements are based on Immuneering’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, the risks inherent in integration of acquired businesses, oncology and neuroscience drug development, including target discovery, target validation, lead compound identification, lead compound optimization, preclinical studies, the regulatory process, drug manufacture, and clinical trials.

These and other important factors discussed under the caption “Risk Factors” in Immuneering’s Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2021 and its other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While Immuneering may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change. These forward-looking statements should not be relied upon as representing Immuneering’s views as of any date subsequent to the date of this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description

2.1	Share Purchase Agreement by and among Immuneering Corporation, BioArkive, Inc. and BioArkive’s shareholders, dated as of December 22, 2021

10.1	Lease Agreement, by and between BioArkive, Inc, and Thornmint 13, LLC, dated as of July 22, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNEERING CORPORATION

Date: December 22, 2021	By:	/s/ Benjamin J. Zeskind
	Name:	Benjamin J. Zeskind, Ph.D.
	Title:	Co-Founder, President, Chief Executive Officer